Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of [INSERT DATE] by and between Bank of Commerce Holdings, a California corporation (the “Company”), and [INSERT NAME] (“Indemnitee”). Certain terms used herein are defined in Section 11 of this Agreement.

WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and

WHEREAS, the Company and its Subsidiaries desire to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.	Indemnification

(a)

Third Party Proceedings. In connection with any Proceeding other than a Proceeding instituted by or in the right of the Company, the Company shall indemnify Indemnitee against any and all Expenses and Liabilities, in either case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status unless the Company shall establish that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in the best interest of the Company and/or a Subsidiary of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and/or a Subsidiary of the Company, as applicable, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)

Proceedings by or in the Right of the Company or a Subsidiary of the Company. In connection with any Proceeding instituted by or in the right of the Company or any Subsidiary of the Company, the Company shall indemnify Indemnitee against any and all Expenses and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status unless the Company shall establish that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in the best interest of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company or any such Subsidiary in the performance of Indemnitee’s duty to the Company or such Subsidiary unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses or amounts paid in settlement and then only to the extent that the court shall determine.

(c)

Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses incurred by Indemnitee or on his or her behalf in connection therewith.

2.	Advancement of Expenses; Indemnification Procedure

(a)

Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with any Proceeding referred to in Section 1(a) or Section 1(b) of this Agreement (but not amounts actually paid in settlement of any such Proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b)

Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Corporate Secretary of the Company and shall be given in accordance with the provisions of Section 12(e) hereof. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)

Procedure. Any indemnification and advances provided for in Section 1 hereof and this Section 2 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 8 hereof, Indemnitee shall also be entitled to be paid for the Expenses of bringing and prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Section 2(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)

Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim to the Company’s insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)

Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld or unduly delayed), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded in good faith that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

3.	Additional Indemnification Rights; Nonexclusivity

(a)

Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws, the charter documents of any Subsidiary of the Company or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its or a Subsidiary’s board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its or a Subsidiary’s board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)

Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation or Bylaws, the charter documents of any Subsidiary of the Company, any agreement, any vote of shareholders or disinterested members of the Company’s or a Subsidiary’s Board of Directors, the General Corporation Law of the State of California, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any covered Proceeding.

4.	Partial Indemnification

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Labilities actually or reasonably incurred by Indemnitee in any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled.

5.	Mutual Acknowledgment

Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may prohibit the Company from indemnifying its directors and officers, and/or the directors and officers of its Subsidiaries, under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future in certain circumstances to undertake with the SEC to submit the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Indemnitee and, in that event, Indemnitee’s rights and the Company’s obligations hereunder shall be subject to that determination.

6.	Directors’ and Officers’ Liability Insurance

The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company and/or any of its Subsidiaries with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and/or any of its Subsidiaries’ directors, if Indemnitee is a director; or of the Company’s and/or any of its Subsidiaries’ officers, if Indemnitee is not a director of the Company and/or any of its Subsidiaries but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or Subsidiary of the Company.

7.	Severability

Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8.	Exceptions

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)

Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions for which a director, officer, employee or agent may not be relieved of liability under applicable law (including, without limitation, any applicable federal or state banking laws or regulations);

(b)

Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any Proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 of the California Corporations Code, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Company’s Board of Directors has approved the initiation or bringing of such Proceeding;

(c)

Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that the material assertions made by Indemnitee in such Proceeding were not made in good faith or were frivolous;

(d)

Insured Claims. To indemnify Indemnitee for Expenses or Liabilities that have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company and/or any of its Subsidiaries;

(e)

Claims under Section 16(b). To indemnify Indemnitee for Expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or

(f)

Claims under Sarbanes-Oxley Act. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

9.	Contribution

To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or Expenses, in connection with any Proceeding relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (i) the relative benefits received by the Company and its Subsidiaries and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and/or its Subsidiaries’ directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

10.	Effectiveness of Agreement

This Agreement shall be effective as of the date hereof and shall apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was serving in any Corporate Status at the time such act or omission occurred.

11.	Definitions and Construction of Certain Phrases

(a)	As used in this Agreement:

“Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of the Company or any other Enterprise.

“Enterprise” means the Company, any Subsidiary and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all direct and indirect costs (including without limitation attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably and actually incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or (ii) establishing or enforcing a right to indemnification under this Agreement, the Company’s Articles of Incorporation or Bylaws, or applicable law or otherwise. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. For the avoidance of doubt, however, Expenses shall not include any Liabilities.

“Liabilities” means any losses or liabilities, including without limitation any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA excise taxes and penalties, penalties or amounts paid in settlement).

“Proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

(b)	For purposes of this Agreement:

References to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

References to “Subsidiary” shall include a corporation, company or other entity:

(i)	50% or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

(ii)

that does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but 50% or more of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries.

References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company and/or any Subsidiary which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

12.	Miscellaneous

(a)

Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)

Consent to Jurisdiction. Each party hereto irrevocably submits to the jurisdiction of the courts of the State of California located in the County of Sacramento for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

(c)

Entire Agreement; Enforcement of Rights. Except as provided in Section 3 above and clause (i) of this Section 12, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. Without limiting the foregoing, if, immediately prior to the execution of this Agreement by the Company and Indemnitee, Indemnitee and the Company were parties to a separate indemnification agreement (a “Prior Agreement”), this Agreement shall supersede and replace the Prior Agreement in its entirety. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d)

Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)

Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent electronically as required under Sections 20 and 21 of the California Corporations Code, or forty-eight (48) hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(f)

Counterparts. This Agreement may be executed in counterparts (by facsimile, e-mail or other means of electronic transmission), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(g)

Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(h)

Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

(i)

Indemnification by One or More Subsidiaries. If at any time during the application of this Agreement, Indemnitee is also party to a separate indemnity agreement between Indemnitee and one or more of the Company’s Subsidiaries, then Indemnitee agrees that all demands and claims for indemnification by Indemnitee shall first be presented to, and either paid or rejected, in whole or in part, by such Subsidiary or Subsidiaries of the Company, and that the indemnification contained in this Agreement shall apply only to the extent that one or more of the Subsidiaries for any reason refuses or fails to fully indemnify Indemnitee under the terms of the applicable Subsidiary’s indemnity agreement.

(j)	No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

the company:

BANK OF COMMERCE HOLDINGS,

a California corporation

By: ________________________________

Name: [INSERT NAME]

Title: [INSERT TITLE]

Address:
Bank of Commerce Holdings

Attention: Corporate Secretary

1901 Churn Creek Road

Redding, CA 96002

[INSERT E-MAIL ADDRESS]

AGREED TO AND ACCEPTED:

INDEMNITEE:

By: ________________________________

Name: [INSERT NAME]

Address:
[INSERT ADDRESS]

[INSERT ADDRESS]

[INSERT E-MAIL ADDRESS]